As filed with the U.S. Securities and Exchange Commission on December 16, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAN Limited

(Exact name of Registrant as specified in its charter)

Bermuda	7379	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(702) 964-5777

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dermot Smurfit

GAN Limited

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James A. Mercer III, Esq. Robert L. Wernli, Jr., Esq. Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92129 (858) 720-7469	Sara L. Terheggen, Esq. The NBD Group, Inc. 350 N. Glendale Avenue, Suite B522 Los Angeles, CA 91206 (310) 890-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-251163

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, par value $0.01 per share	1,194,456	$15.50	$18,514,068	$2,020

(1)	Represents only the additional number of shares being registered and includes 155,798 additional ordinary shares that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form F-1 (File No. 333-251163).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at a proposed maximum aggregate offering price of $92,570,400 on a registration statement on Form F-1 (File No. 333-251163), which was declared effective by the Securities and Exchange Commission on December 16, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $18,514,068 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

GAN Limited, a Bermuda exempted company limited by shares (the “Company”), is filing this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1 (File No. 333-251163), originally filed by the Company on December 7, 2020, as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 16, 2020.

The Company is filing this registration statement for the sole purpose of increasing by 1,194,456 shares the number of ordinary shares, par value $0.01 per share, to be registered for sale.

The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Form of Legal Opinion of Walkers Limited, Hamilton, Bermuda
23.1	Consent of BDO LLP, Independent Registered Public Accounting Firm
23.2	Consent of Grant Thornton Limited, Independent Accountants
23.3	Consent of Walkers Limited, Hamilton, Bermuda (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form F-1 of the Registrant, File No. 333-251163)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in California on the 16th day of December 2020.

GAN Limited

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	Chief Executive Officer

Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date
/s/ Dermot Smurfit
Dermot Smurfit	Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2020
/s/ Karen Flores
Karen Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2020
*
Seamus McGill	Director	December 16, 2020

*
Michael Smurfit Jr.	Director	December 16, 2020

*
David Goldberg	Director	December 16, 2020

* /s/ Dermot Smurfit
Dermot Smurfit, as Attorney-in-fact		December 16, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for GAN Limited, has signed this Registration Statement in California on the 16th day of December 2020.

/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	Chief Executive Officer

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